                                                                    Exhibit 10.5

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                            HDA PARTS SYSTEM, INC.

                                      AND

                        TAMPA BRAKE & SUPPLY CO., INC.

                                      AND

              THE SHAREHOLDERS OF TAMPA BRAKE & SUPPLY CO., INC.



                            As of October 31, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. PURCHASE AND SALE...................................................1

     1.1. Purchase Price.......................................................1
          --------------
     1.2. Purchase Price Adjustment............................................2

     1.3. Transfer of Assets...................................................2
          ------------------
     1.4. Assumption of Liabilities............................................3
          -------------------------
     1.5. Excluded Liabilities.................................................3
          --------------------

ARTICLE II. CLOSING............................................................4

     2.1. Closing..............................................................4
          -------
     2.2. Conveyances at Closing...............................................4
          ----------------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................5

AND THE EXISTING SHAREHOLDERS..................................................5

     3.1. Corporate Organization and Standing..................................5
          -----------------------------------
     3.2. Authorization........................................................6
          -------------
     3.3. No Conflict or Violation.............................................6
          ------------------------
     3.4. Facilities...........................................................6
          ----------
     3.5. Assets...............................................................7
          ------
     3.6. Financial Statements.................................................8
          --------------------
     3.7. Books and Records....................................................8
          -----------------
     3.8. Litigation...........................................................8
          ----------
     3.9. Licenses and Permits; Compliance with Laws...........................9
          ------------------------------------------
     3.10. Tax Matters.........................................................9
           -----------
     3.11. Brokers, Finders...................................................10
           ----------------
     3.12. Absence of Certain Changes.........................................10
           --------------------------
     3.13. Material Contracts.................................................12
           ------------------
     3.14. Proprietary Rights.................................................13
           ------------------
     3.15. Labor Matters......................................................14
           -------------
     3.16. Consents...........................................................14
           --------
     3.17. Employee Benefit Plans; Employment Agreements......................14
           ---------------------------------------------
     3.18. Compliance with Environmental Laws.................................16
           ----------------------------------
     3.19. Certain Business Relationships with the Company....................18
           -----------------------------------------------
     3.20. Undisclosed Liabilities............................................18
           -----------------------
     3.21. Insurance..........................................................18
           ---------
     3.22. Accounts Receivable................................................19
           -------------------
     3.23. Inventory..........................................................19
           ---------
     3.24. Payments...........................................................19
           --------
     3.25. Customers, Distributors and Suppliers..............................20
           -------------------------------------
     3.26. Material Misstatements Or Omissions................................20
           -----------------------------------

                                                                            Page
                                                                            ----

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF HDA.............................20

     4.1. Corporate Organization and Standing.................................20
          -----------------------------------
     4.2. Authorization.......................................................20
          -------------
     4.3. No Conflict or Violation............................................20
          ------------------------

ARTICLE V. CONDUCT OF BUSINESS PENDING CLOSING AND POST-CLOSING COVENANTS.....21

     5.1. Further Assurances..................................................21
          ------------------
     5.2. No Solicitation and Confidentiality.................................21
          -----------------------------------
     5.3. Disclosures.........................................................22
          -----------
     5.4. Notification of Certain Matters.....................................22
          -------------------------------
     5.5. Investigation by HDA and Its Representatives........................22
          --------------------------------------------
     5.6. Conduct of Business.................................................23
          -------------------
     5.7. Employee Plans......................................................25
          --------------

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS  BY HDA............25

     6.1. No Injunctive Proceedings...........................................25
          -------------------------
     6.2. Representations and Warranties......................................25
          ------------------------------
     6.3. Performance of Agreements...........................................25
          -------------------------
     6.4. Compliance Certificate..............................................25
          ----------------------
     6.5. Material Changes....................................................25
          ----------------
     6.6. Opinion of Counsel..................................................25
          ------------------
     6.7. Consents, Etc.......................................................25
          -------------
     6.8. Ancillary Agreements................................................26
          --------------------
     6.9. Due Diligence.......................................................26
          -------------
     6.10. Name Change........................................................26
           -----------

ARTICLE VII. CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY THE COMPANY....26

     7.1. No Injunctive Proceedings...........................................26
          -------------------------
     7.2. Representations and Warranties......................................26
          ------------------------------
     7.3. Performance of Agreements; Instruments of Transfer..................26
          --------------------------------------------------
     7.4. Compliance Certificates.............................................26
          -----------------------
     7.5. Ancillary Agreements................................................27
          --------------------
     7.6. Opinion of Counsel..................................................27
          ------------------

ARTICLE VIII. ACTIONS BY THE PARTIES AFTER THE CLOSING........................27

     8.1. Collection of Accounts Receivable and Letters of Credit.............27
          -------------------------------------------------------
     8.2. Consents to Assignment..............................................27
          ----------------------
     8.3. Indemnification by the Company and the Existing Shareholders........27
          ------------------------------------------------------------
     8.4. Indemnification by HDA..............................................28
          ----------------------
     8.5. Survival of Representations, Warranties and Covenants...............28
          -----------------------------------------------------
     8.6. Threshold; Deductible...............................................28
          ---------------------

                                                                            Page
                                                                            ----

     8.7. Notice and Opportunity to Defend....................................28
          --------------------------------
     8.8. Indemnification Payments............................................29
          ------------------------
     8.9. Right to Inspect Books and Records..................................29
          ----------------------------------
     8.10. Environmental Matters..............................................29
           ---------------------
     8.11. Filing with State of Florida Department of Revenue.................29
           --------------------------------------------------

ARTICLE IX. MISCELLANEOUS.....................................................30

     9.1. Expenses............................................................30
          --------
     9.2. Notices.............................................................30
          -------
     9.3. Counterparts........................................................31
          ------------
     9.4. Entire Agreement....................................................31
          ----------------
     9.5. Headings............................................................31
          --------
     9.6. Assignment; Amendment of Agreement..................................31
          ----------------------------------
     9.7. Governing Law.......................................................31
          -------------
     9.8. Further Assurances..................................................31
          ------------------
     9.9. No Third-Party Rights...............................................31
          ---------------------
     9.10. Non-Waiver.........................................................31
           ----------
     9.11. Severability.......................................................32
           ------------
     9.12. Incorporation of Exhibits and Schedules............................32
           ---------------------------------------
     9.13. Knowledge..........................................................32
           ---------

                           ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of the close of business October 31, 1998, is entered into by and among HDA Parts System, Inc., an Alabama corporation ("HDA"), Tampa Brake & Supply Co., Inc., a Florida corporation (the "Company"), and each of the shareholders of the Company (all of whom are identified on the signature page hereto (individually, an "Existing Shareholder" and collectively, the "Existing Shareholders"). HDA, the Company and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."

                                   RECITALS

          WHEREAS, the Company owns certain assets listed on Annex A (the "Assets") which are used in connection with or useful to its business of distributing aftermarket parts and services to the domestic heavy duty vehicle market (the "Business"); and

          WHEREAS, HDA desires to acquire the Assets of the Company.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

                                  ARTICLE I.

                               PURCHASE AND SALE

          1.1.  Purchase Price.
                --------------

          (a) Upon the terms and subject to the conditions set forth herein, HDA will purchase from the Company the Assets for a price (the "Purchase Price") of Eight Million Six Hundred Fifty Thousand Dollars ($8,650,000) in cash payable by wire transfer of immediately available funds to the Company.

          (b) The "Escrow Amount" shall be Five Hundred Thousand Dollars ($500,000) of the Purchase Price which HDA, at the Closing (as defined), shall deliver to the Escrow Agent (as defined) for the purposes and for the period referred to in Section 8.8 below.

          (c) HDA and Tampa recognize that Section 1060 of the Internal Revenue Code of 1986, as amended, requires that the Purchase Price shall be allocated among categories of assets, and HDA and Tampa will make such allocation within 60 days after the Closing. HDA believes that (i) the fair market value of Tampa's inventory is not materially in excess of its book value and (ii) the fair market value of the furniture, fixtures, equipment, and other tangible assets of Tampa is not materially in excess of its book value. HDA and Tampa agree that they will allocate $225,000 of the Purchase Price to Mr.
                                    --------
Schilling's Employment and Noncompetition Agreement and Noncompetition
Agreement.

          1.2. Purchase Price Adjustment. If distributions other than (i) "S
               -------------------------
Corporation earnings," (ii) the Company's Tampa building and (iii) leasehold improvements are made to any Existing Shareholder or any persons related directly or indirectly by blood or marriage to any Existing Shareholder between March 31, 1998 through the Closing, the Purchase Price shall be reduced by the difference between the amount distributed and the sum of the "S Corporation earnings" which were distributed prior to Closing in the case of Section 1.2(i) and by an amount determined by HDA in the case of Section 1.2(ii). The S Corporation earnings will be estimated at Closing (the "Estimated S Corporation earnings") by the Parties based on certificates provided by officers of the Company regarding "S Corporation earnings" and the Estimated S Corporation earnings shall be distributed at the Closing.

          (a)  Determination of S Corporation Earnings.  The Company will
               ---------------------------------------
prepare at its expense an income statement for the period from January 1, 1998 through the Closing (the "Closing Income Statement"), prepared in accordance with generally accepted accounting principles ("GAAP") applied in the same manner as for the 1997 Income Statement (as defined in Section 3.6(b)). The Company will deliver such Closing Income Statement to HDA as soon as possible but in any event within 60 days after the Closing.

          (b)  Closing Income Statement Notice.
               -------------------------------

               (i) Within 30 days of the receipt of such Closing Income Statement, HDA will deliver to the Existing Shareholders a written notice certifying that either (x) it agrees with such Closing Income Statement, or
     (y) its disagrees with such Closing Income Statement, in which case it will also provide therewith a reasonably detailed written report stating the basis for disagreement with the Closing Income Statement (the "Closing Income Statement Notice"). The Company shall provide reasonable access to their respective accountants' work papers, personnel and to such historical financial information as HDA shall reasonably request in order to review such Closing Income Statement.

              (ii) If the Closing Income Statement Notice is not timely given as described in Section 1.2(b)(i), the Closing Income Statement shall be final, binding and conclusive upon the Parties. If the Existing Shareholders disagree with the Closing Income Statement Notice as described in Section 1.2(b)(i)(y), and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Income Statement Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than Price Waterhouse, selected by HDA and the Company. The costs of resolving such a dispute shall be borne equally by HDA and the Existing Shareholders.

             (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute which is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Income Statements only with respect to the issues raised in the Closing

     Income Statement Notice and only to the extent necessary to make it conform to the practices, procedures and methods described in Section 1.2(a) above.

          (c)  Post-Closing Adjustment.  After a final resolution by the BFAF of
               -----------------------
such disagreements as may arise out of the review of the Closing Income Statement in accordance with Section 1.2(b) above, and an appropriate adjustment to the Closing Income Statement to reflect such resolution, or if Section 1.2(b)(i)(x) or the first sentence of Section 1.2 (b)(ii) applies, the actual year to date undistributed earnings of the Company through closing (the "S Corporation earnings") will be determined, and the actual Purchase Price (the "Actual Purchase Price") will be calculated based on such, and to the extent that the Estimated Purchase Price was less than the Actual Purchase Price, the difference due to the Company will promptly be paid to them by HDA. Similarly, to the extent the Estimated Purchase Price was more than the Actual Purchase Price, the excess will be promptly returned by the Company to HDA.

          1.3. Transfer of Assets.  Upon the terms and subject to the
               ------------------
conditions set forth herein, at the Closing, the Company will sell to HDA, and HDA will purchase from the Company, the Assets, free and clear of all encumbrances other than Permitted Encumbrances (as defined herein). Thomas A. Schilling may, at Closing, purchase the Company-owned vehicle which he is currently driving at book value if he so elects.

          1.4. Assumption of Liabilities.  Upon the terms and subject to the
               -------------------------
conditions contained herein, at the Closing, HDA shall assume (i) all liabilities and obligations of the Company, fixed or accrued to the extent listed (even though it may be $0) on Item 1 of Schedule 1.4 plus additional
                                                            ----
amounts in the categories listed in said Item 1 incurred in the ordinary course of business, and (ii) all liabilities and obligations accruing, arising out of, or relating to, events or occurrences happening after the Closing Date under, and only under, the contracts listed on Schedule 1.4 (the "Assumed Contracts"), but not including any obligation or liability for any breach of any contract occurring on or prior to the Closing Date (together with the liabilities assumed pursuant to clause (i) and clause (ii) (the "Assumed Liabilities"), except to the extent the amounts indicated on Item 1 of Schedule 1.4 as of September 30, 1998 reflect fixed or accrued amounts payable pursuant to a breach of any contract as of the Closing.

          1.5. Excluded Liabilities.  Notwithstanding any other provision of
               --------------------
this Agreement, except for the Assumed Liabilities expressly specified in
Section 1.4 hereof, HDA shall not assume, or otherwise be responsible for, the Company's liabilities or obligations, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to the Business or the Assets, whether arising out of occurrences prior to, at or after the date hereof (collectively, "Excluded Liabilities"), which Excluded Liabilities include, without limitation:

          (a) Any liability or obligation to or in respect of any employees or former employees of the Company including without limitation (i) any employment agreement, whether or not written, between the Company and any person (including those between the Company and each of Wayne R. Miller and Thomas Slavik, Jr.),
(ii) any liability under any Employee Plan (as defined) at any time maintained, contributed to or required to be contributed to by or with respect to the Company or under which the Company may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to the Company's withdrawal or partial withdrawal from or termination of any Employee Plan and
(iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation (including the Negotiated Settlement Agreement, the Confidential Agreement and the Confidential General Release between the Company and Willie S. Murphy), which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

          (b) Any liability or obligation of the Company in respect of any Tax (as defined), except to the extent such liability is identified on Schedule 1.4 or is a type of Tax listed on Schedule 1.4 and accrued between October 1, 1998 and October 31, 1998 in the ordinary course of business;

          (c) Any liability arising from any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products sold or services performed by or on behalf of the Company or any other person or entity on or prior to the Closing Date, or arising from any other cause, including without limitation any liabilities arising (on a date of occurrence basis or otherwise) on or prior to the Closing Date relating to the use or misuse of equipment or to traffic accidents;

          (d) Any liability or obligation of the Company arising out of or related to any Action (as defined) against the Company or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date;

          (e) Any liability or obligation of the Company resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any liability or obligation of the Company pursuant to Article VIII hereof);

          (f) Except as otherwise provided in the New Leases (as defined) relating thereto, any liability or obligation related to the Facilities; and

          (g) Any liability or obligation arising out of any Environmental Law, to the extent such liability or obligation arose prior to the Closing Date.

                                  ARTICLE II.
                                    CLOSING

          2.1. Closing. The Closing of the transactions contemplated herein (the
               -------
"Closing") shall be held at 9:00 a.m. local time on November 2, 1998, effective as of the close of business on October 31, 1998, or such later date upon which the Parties agree (the "Closing Date").

          2.2. Conveyances at Closing.
               ----------------------

          (a)  Instruments and Possession.    To effect the sale and transfer of
               --------------------------
Assets referred to in Section 1.3 hereof, the Company will, at the Closing, execute and deliver to HDA:

               (i) one or more Bills of Sale, in the form attached hereto as Exhibit A, conveying in the aggregate all of the personal property owned by the Company included in the Assets;

               (ii) subject to Section 8.2, Assignments of Lease in the form attached hereto as Exhibit B with respect to the Leases;

               (iii) subject to Section 8.2, Assignments of Contracts in the form attached hereto as Exhibit C with respect to those contracts which HDA shall assume;

               (iv) subject to Section 8.2, Assignments of Patents and Trademarks and other Proprietary Rights (including an assignment of all rights, title and interest of the Company to the name "Tampa Brake & Supply Co." and all variations thereof) each in the form attached hereto as Exhibit D, in recordable form to the extent necessary to assign such rights; and

               (v) such other instruments as shall be reasonably requested by HDA to vest in HDA title in and to the Assets in accordance with the provisions hereof.

          (b)  Assumption Document.  Upon the terms and subject to the
               -------------------
conditions set forth herein, at the Closing, HDA shall deliver to the Company an instrument of assumption substantially in the form attached hereto as Exhibit E, evidencing HDA's assumption of all liabilities of the Company, pursuant to
Section 1.4 hereof, excluding the Excluded Liabilities (the "Assumption Document").

          (c)  Form of Instruments.  To the extent that a form of any document
               -------------------
to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner reasonably satisfactory to HDA and the Company.

          (d)  Consents.  The Company shall deliver all Permits (as defined
               --------
herein) and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

                                 ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE EXISTING SHAREHOLDERS

          The Company and the Existing Shareholders represent and warrant to HDA as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

          3.1. Corporate Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. The Company has delivered to HDA or its representatives complete and correct copies of its Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, all of which are listed on Schedule 3.1.

          3.2. Authorization.  This Agreement, the Ancillary Agreements (as
               -------------
defined), and the transactions contemplated hereby and thereby have been duly authorized, executed and delivered by the Company, and are the legal, valid and binding obligations of the Company, enforceable against it, him or her in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          3.3. No Conflict or Violation. Neither the execution and delivery of
               ------------------------
this Agreement, the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability ("Contractual Obligation") to which the Company is a party or by which it is bound or to which its assets is subject, which the Company is required to disclose on Schedule 3.13 or result in the creation of any lien or encumbrance upon any of said assets, (ii) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of the Company, (iii) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company is subject or, in the case of clause
(i), relates to a Material Contract (as defined below) or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

          3.4. Facilities. Schedule 3.4 contains a complete and accurate list of
               ----------
all real property leased in connection with the Business ("Leased Real Property"). The Company does not now and has not owned any real property in connection with the Business other than a parcel of real property at the Tampa facility which has been distributed to the Existing Shareholders (the "Tampa Distribution") and which is the subject of one of the real property leases by and between HDA and the Existing Shareholder which shall be entered into as of the Closing Date (the "New Leases"). All existing leases by and between the Company and the Existing Shareholders or entities controlled by them (the "Old Leases") shall be terminated at Closing with no further liability to the Company. At the Closing, the lease rate per square foot payable by HDA under each of the New Leases shall be the same as that paid by the Company under the Old Leases prior to the Closing such that the total rent payable under the New Leases at the Closing shall be the same amount as the total rent payable under the Old Leases, except that in addition, at the Closing an annual rental rate of $48,333.38 shall be paid by HDA for the facility which is the subject of the Tampa Distribution.

          (a)  Actions.  There are no pending or, to the best knowledge of the
               -------
Company, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Actions") relating to any facility used in connection with the Business ("Facility").

          (b)  Leases or Other Agreements.  There are no leases, subleases,
               --------------------------
licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility or any Real Property or any portion thereof, or interest in any such Facility or Real Property.

          (c)  Facility Leases and Leased Real Property.  With respect to each
               ----------------------------------------
Facility lease, the Company has an unencumbered interest in the leasehold estate. The Company enjoys peaceful and undisturbed possession of all Leased Real Property.

          (d)  Certificate of Occupancy.  All Facilities have received all
               ------------------------
required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

          (e)  Utilities.  All Facilities are supplied with utilities
               ---------
(including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no known condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

          (f)  Improvements, Fixtures and Equipment.  The improvements
               ------------------------------------
constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured in accordance with the policies previously provided to HDA or its representatives, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, (v) sufficient for the operation of the Company as presently conducted and (vi) in conformity with all applicable regulations.

          (g)  No Special Assessment.  The Company has not received notice of
               ---------------------
any special assessment relating to any Facility or any portion thereof, and, to the best knowledge of the Company, there is no pending or threatened special assessment.

          3.5. Assets. The Company has and will transfer to HDA good and marketable title to the Assets, free and clear of any encumbrances, except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the Assets subject thereto taken as a whole or interfere in any material respect with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). All tangible assets and properties which are part of the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business and conform in all material respects to all applicable regulations (including Environmental Laws (as defined herein)) relating to their use and operation. The Assets include without limitation all assets necessary for the conduct of the Business as presently conducted.

          3.6. Financial Statements.
               --------------------

          (a) The unaudited balance sheets of the Company dated December 31, 1997, 1996 and 1995, respectively (the "Balance Sheets," the "1996 Balance Sheets" and the "1995 Balance Sheets," respectively), were prepared in accordance with GAAP consistently applied and fairly present the financial condition of the Company as of their respective dates. The Company has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due which should have been recorded or reserved for on the Balance Sheets and were not so recorded or reserved.

          (b) The unaudited statement of income, retained earnings, and statement of changes in shareholder's equity for the fiscal years ended December 31, 1997 (the "1997 Income Statement"), 1996 and 1995, respectively, were prepared in accordance with GAAP consistently applied and fairly present the results of operations, changes in shareholder's equity and cash flows of the Company for each such period.

          (c) The unaudited balance sheet, statement of income and retained earnings, and statement of changes in shareholder's equity of the Company at and for the nine months ended September 30, 1998, were prepared in accordance with GAAP consistently applied and fairly present the results of operations, changes in shareholder's equity and cash flows of the Company for each such period and are consistent with the financial statements described in Section 3.7(a) and
(b).

          (d) Copies of the financial statements described in Section 3.6(a) and (b) have been provided to HDA or its representatives.

          3.7. Books and Records. The Company has made and kept and given HDA
               -----------------
and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company accurately and adequately reflect all material actions taken by the shareholders, board of directors and committees of the board of directors of the Company. The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          3.8. Litigation. There is no claim, action, suit, proceeding, or
               ----------
investigation pending or, to the best knowledge of the Company, threatened against the Company or the directors, officers, agents or employees of the Company (in their capacity as such), or any properties or rights of the Company. There are no orders, writs, injunctions or decrees currently in force against the Company or the directors, officers, agents or employees of the Company (in their capacity as such) with respect to the conduct of the Company's business.

          3.9. Licenses and Permits; Compliance with Laws. Schedule 3.9 sets
               ------------------------------------------
forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Licenses and Permits") held by the Company. The Company owns, holds or possesses all Licenses and Permits necessary to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted. The Company is not in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it. The Company's conduct of its business has been and is in compliance with all applicable laws, statutes, ordinances and regulations. The Company has not received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

          3.10. Tax Matters.
                -----------

          (a) For purposes of this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) The Company has timely filed, or caused to be timely filed, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised by any authority in writing or (ii) of which the Company or any Existing Shareholder has knowledge. To the knowledge of the Company and each Existing Shareholder, no audit or examination of any Tax Return is currently in progress, and the Company has not received notice of any proposed audit or examination. The Company has furnished to HDA or its representatives correct and complete copies of all federal income Tax

Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company with respect to years ended on or before December 31, 1997. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since July 1, 1990, and the Company will be an S corporation up to and including the Closing Date. No Income Taxes will be payable by the Company with respect to the taxable year beginning on January 1, 1998 and ending on the day immediately preceding the Closing Date.

          (f) The Company has not, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

          3.11. Brokers, Finders. Neither the Company nor any Existing
                ----------------
Shareholder has retained any broker or finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          3.12. Absence of Certain Changes.
                --------------------------

          (a) Since December 31, 1997, the Company has conducted its business in the ordinary course, has not done or permitted to be done anything described in Sections 5.6(a) through (r), and there has not occurred with respect to the
Company:

                (i) any material adverse effect on the business, operations, assets, results of operations or financial condition of the Company, taken as a whole ("Material Adverse Effect");

                (ii) any material revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

                (iii) any payment, discharge or satisfaction of any material liabilities or obligations, other than in the ordinary course of business;

                (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

                (v) any capital expenditure exceeding $5,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

                (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a material adverse effect on the assets or the business;

                (vii) any assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

                (viii) the failure to carry on diligently the business in the ordinary course so as to preserve for HDA the assets, the business and the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

                (ix) to the best knowledge of the Company, the disposition or lapsing of any Proprietary Rights (as defined below) or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge;

                (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material assets for any amount;

                (xi) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or Permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or Permit which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

                (xii) any bonus or distribution paid or promised (other than distributions of S Corporation earnings and the Tampa building and the leasehold improvements to the Existing Shareholders), an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person;

                (xiii) an adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business or the relationships between the employees of the Company and the management of the Company;

                (xiv) any change in any method of accounting or keeping books of account or accounting practices;

                (xv) any material damage, destruction or loss of any asset, whether or not covered by insurance;

                (xvi) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money (other than borrowings under its revolving credit facility in the ordinary course of business);

                (xvii) the adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization;

                (xviii) the existence of any other event or condition which, in any one case or in the aggregate, has been or might reasonably be expected to have a Material Adverse Effect; or

                (xix) an agreement to do any of the things described in the preceding clauses (i) - (xviii) other than as expressly provided for herein.

          3.13. Material Contracts.  Schedule 1.4 includes, among other things,
                ------------------
a complete and correct list of all the Material Contracts to which the Company or, in the case of Section 3.13(g), any Existing Shareholder, is a party. As used in this Agreement, "Material Contracts" means:

          (a)  all contracts not made in the ordinary course of business;

          (b) all leases or other agreements under which the Company is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of the Company, which entails annual payments, in the case of any such lease or agreement, in excess of $5,000;

          (c) all options with respect to any property, real or personal, whether the Company shall be the grantor or grantee thereunder;

          (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to assets or the business and which are not cancelable on thirty (30) calendar days notice;

          (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to the Company in a principal amount (or with maximum availability) in excess of $5,000;

          (f) all contracts and agreements to which the Company is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of the Company other than contracts which by their terms are cancelable by the Company with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $5,000, (ii) collective bargaining agreements of the Company which relate to the business of the Company, and (iii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of the Company;

          (g) any covenant not to compete or similar restriction on the Company or any Existing Shareholder;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving payments in excess of $5,000; or

          (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $5,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by the Company.

The Company has furnished or will furnish to HDA or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto.

          3.14. Proprietary Rights.
                ------------------

          (a) Schedule 3.14 lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Proprietary Rights") for the Company. Schedule 3.14 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Proprietary Rights listed in Schedule 3.14 are all those used by the Company in connection with its businesses. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided to HDA or its representatives.

          (b) The Company has no obligation to compensate any person for the use of any such Proprietary Rights nor has the Company granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

          (c) The Company owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. The Company has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has, to the best knowledge of the Company, the right to use any trademarks of the Company on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (ii) has notified the Company that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best knowledge of the Company, is infringing upon any such Proprietary Rights in any way. The Company's use of any Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by the Company that are presently outstanding, alleging that the Company's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on right of the Company to sell products manufactured by the Company in connection with the operation of its business.

          3.15. Labor Matters. The Company is not a party to any labor agreement
                -------------
with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. The Company has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. There is no labor strike or labor disturbance pending or, to the best knowledge of the Company, threatened against the Company, nor is any grievance currently being asserted, and the Company has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, the Company is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          3.16. Consents. No consent, approval, authorization, order, filing, registration or qualification (each, a "Consent") of or with any court, governmental authority or third person is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Company and the Existing Shareholders of the transactions contemplated herein and therein, which Consent(s), if not obtained, would have a Material Adverse Effect.

          3.17. Employee Benefit Plans; Employment Agreements.
                ---------------------------------------------

          (a) Schedule 3.17 hereto sets forth a complete and correct list of all (i) employment contracts, employment arrangements and other arrangements that provide benefits to employees or former employees of the Company and that are not Plans (as defined below) (collectively, the "Employment Contracts"),
(ii) all "employee welfare benefit plans" or "employee pension benefit plans," as such terms are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained, administered or contributed to by the Company and cover employees or former employees of the Company or under which the Company as of the Closing Date could incur any liability (collectively, the "Plans"). The Company has furnished or will furnish to HDA or its representatives, true and correct copies of instruments evidencing all such Employment Contracts and the Plans, all as amended to date.

          (b) None of the Plans is a "multiemployer plan" as such term is defined in Section 3(37) or Section 4001(1)(a)(3) of ERISA. In the past six years, the Company has not maintained, sponsored, or been required to contribute to, withdrawn from (either completely or partially), or incurred any unpaid withdrawal liability (as defined in
Section 4201, 4063 or 4064 of ERISA) with respect to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(1)(a)(3) of ERISA.

          (c) The Plans have been administered in compliance in all material respects with their terms and with all filings, reporting, disclosure, and other requirements of ERISA, the Code and any other applicable law. Each Plan (together with its related funding instrument) which is an "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA (such Plans, the "Pension Plans"), and which is intended to be qualified under the Code, is qualified under Section 401 of the Code and the regulations issued thereunder, and each such Plan and its related funding instrument is a prototype plan in respect of which a favorable determination letter has been issued by the Internal Revenue Service to the sponsor holding that the terms of such prototype Plan and funding instrument satisfy the qualification requirements of the Code.

          (d) Neither the Company nor any of its respective employees or directors, or plan fiduciary of any of the Plans, have engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(d) of the Code, and, to the knowledge of the Company no "reportable event" (as defined in Section 4043 of ERISA and the regulations promulgated thereunder), other than such as may arise out of the consummation of the transactions contemplated by this Agreement, has occurred in connection with any Plan.

          (e) Other than routine claims for benefits made in the ordinary course of business, there are no pending claims, investigations or causes of action ("Claims") and to the best knowledge of the Company, no such Claims are threatened against any Plan or fiduciary of any such Plan by any participant, beneficiary or governmental agency with respect to the qualification or administration of any such Plan.

          (f) The Company has provided to HDA or its representatives a copy of the Plans, related trust agreements and all amendments thereto together with the annual reports required to be filed during the last three years (Form 5500, including Schedule B thereto). The Company has provided to HDA or its representatives with true and complete age, salary, service and related data for employees, former employees entitled to benefits under each Pension Plan as of the Closing Date.

          (g) The Company and the entities required to be aggregated with them under Sections 414(b), (c), (m) and (o) of the Code (the "Company ERISA Affiliates") have not incurred any liability to the PBGC or any Pension Plan under Title IV of ERISA that could become a liability of HDA. No Company ERISA Affiliate will incur any liability under Section 411(d)(3) of the Code for vested accrued benefits arising from a partial termination of any Pension Plan prior to the Closing Date.

          (h) All amounts required to be contributed to any Pension Plan by the Company will, as of the Closing Date, have been paid or properly accrued on the books of the Company. Any amounts required to be accrued as expenses in accordance with applicable pension accounting requirements through the Closing Date have been or will be properly recorded on the books of the Company as of the Closing Date.

          (i) To the best knowledge of the Company, no condition exists and no event has occurred which (i) would constitute grounds for termination by the PBGC of any Pension Plan, or (ii) after a review of its files maintained with respect to benefit plans, has caused or would give rise to a partial termination of any Pension Plan.

          (j) None of the assets of the Pension Plans are invested in property constituting employer real property or employer securities (within the meaning of Section 407(d) of ERISA).

          (k) Neither the execution and delivery of this Agreement, the Ancillary Agreements nor any of the transactions contemplated herein and therein, will terminate or modify, or give a third person a right to terminate or modify, the provisions or terms of any Employment Contract or Plan (including employment agreements) and will not constitute a stated triggered event under any Employment Contract or Plan or any other agreement with any person or entity that will result in any payment or the acceleration of the right to receive any payment (including parachute payments, severance payments or any similar payments) that would not be deductible becoming due to any employees of the Company.

          (l) Except as required by COBRA, neither the Company nor any Plan which is a "welfare benefit plan," as such term is defined in Section 3(1) of ERISA has any present or future obligation to provide medical or other welfare benefits to, or to make any payment to or with respect to medical or other welfare benefits of any former employee of the Company or any Company ERISA Affiliate.

          (m) No Company ERISA Affiliate has incurred any liability with respect to which the Company has incurred or could incur any liability.

          3.18. Compliance with Environmental Laws.
                ----------------------------------

          (a)   Definitions.  The following terms, when used in this Section
                -----------
3.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (i)   "Company" for the purposes of this Section, shall include
     (i) the Company, (ii) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

               (ii) "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance, and otherwise as defined in any Environmental Law.

               (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iv) "Environmental Laws" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

               (v) "Environmental Conditions" means the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which the Company has or may become liable to any person or by reason of which any Facility, former Facility or any of the assets of the Company may suffer or be subjected to any lien.

          (b)   Notice of Violation.  The Company has not received a notice of
                -------------------
alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. The Company has not received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or former Facilities, or in connection with any operations or activities of the Company.

          (c)  Environmental Conditions.  There are no present or past
               ------------------------
Environmental Conditions in any way relating to the business of the Company or at any Facility or former Facility, other than those revealed on the Phase I Environmental Site Assessments provided to HDA by the Company for each such Facility.

          (d)  Environmental Audits or Assessments.  True, complete and correct
               -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of the Company, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to HDA or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company has knowledge is included in Schedule 3.18 hereto.

          (e)  Indemnification Agreements.  The Company is not a party, whether
               --------------------------
as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on the Schedule) under which the Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

          (f)  Releases or Waivers.  The Company has not released any other
               -------------------
person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (g)  Notices, Warnings and Records.  The Company has given all notices
               -----------------------------
and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          3.19. Certain Business Relationships with the Company.  None of the
                -----------------------------------------------
Existing Shareholders of the Company owning more than 5% of its outstanding voting securities have been involved in any business arrangement or relationship with the Company within the past 12 months, and none of such Existing Shareholders own any assets, tangible or intangible, which are used in the business of the Company.

          3.20. Undisclosed Liabilities.  The Company has no liabilities or
                -----------------------
obligations, whether accrued, absolute, or to the best knowledge of the Company, contingent except (i) to the extent reflected or reserved for on the Balance Sheets, (ii) liabilities or obligations incurred in the normal and ordinary course of business of the Company since December 31, 1997, (iii) liabilities or obligations disclosed in Schedule 3.20 hereto and in the other Schedules attached hereto, or (iv) liabilities or obligations disclosed elsewhere in this Agreement.

          3.21. Insurance.  Schedule 3.21 contains a complete and accurate
                ---------
list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by the Company on its respective (i) businesses, (ii) assets or (iii) employees at any time since December 31, 1987. All insurance coverage applicable to the Company or its respective businesses or assets is in full force and effect and provides coverage as may be required by applicable regulation and by any and all contracts to which the Company is a party. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by the Company have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company. There are no known facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised the Company that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

          3.22.  Accounts Receivable.  The accounts receivable set forth on
                 -------------------
the Balance Sheets, and all accounts receivable arising since the date of the Balance Sheets, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Balance Sheets and, in the case of accounts receivable arising since the date of the Balance Sheets, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Balance Sheets.

          3.23.  Inventory.  Schedule 3.23 contains a complete and accurate
                 ---------
list of the addresses at which all inventory set forth on the Balance Sheets is located. The inventory as set forth on the Balance Sheets or arising since the date of the Balance Sheets was acquired and has been maintained in accordance with the regular business practices of the Company, consists of new and unused items of a quality and quantity usable or salable in the ordinary course of business, and is valued at the lower of cost or market. None of such inventory is obsolete, unusable, damaged or unsaleable in the ordinary course of business, except for such items of inventory which have been written down to realizable market value, or for which adequate reserves have been provided in the Balance Sheets.

          3.24.  Payments.  The Company has not, directly or indirectly, paid
                 --------
or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of the Company, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. The Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          3.25.  Customers, Distributors and Suppliers.  Schedule 3.25 sets
                 -------------------------------------
forth a complete and accurate list of the names and addresses of the Company's
(i) ten largest (in terms of dollar volume) customers, distributors and other agents and representatives during the Company's last fiscal year, showing the approximate total sales in dollars by the Company to such customer during such fiscal year; and (ii) suppliers during the Company's last fiscal year, showing the approximate total purchases in dollars by the Company from such supplier during such fiscal year. Since the date of the Balance Sheets, there has been no adverse change in the business relationship of the Company with any customer, distributor or supplier named on Schedule 3.25. The Company has not received any communication from any customer, distributor or supplier named on Schedule 3.25 of any intention to terminate or materially reduce purchases from or supplies to the Company.

          3.26.  Material Misstatements Or Omissions.  No representations or
                 -----------------------------------
warranties by the Company in this Agreement, nor any document, exhibit, certificate or Schedule heretofore or hereinafter furnished to HDA or its representatives pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. To the best knowledge of the Company, the Company has disclosed all events, conditions and facts materially affecting its business, prospects and financial conditions.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF HDA

     HDA represents and warrants to the Company and the Existing Shareholders as follows:

          4.1.   Corporate Organization and Standing.  HDA is a corporation,
                 -----------------------------------
duly incorporated and validly existing under the laws of the State of Alabama, with all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

          4.2.   Authorization.  This Agreement has been duly authorized,
                 -------------
executed and delivered by HDA, and is its valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          4.3.   No Conflict or Violation.  Neither the execution and delivery
                 ------------------------
of this Agreement, the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which HDA is a party or by which it is bound or to which any of its assets is subject, (ii) conflict with or result in a breach of or constitute a default under any provision of its Articles of Incorporation or Bylaws (or other charter documents), or a default under or violation of any material restriction, lien, encumbrance or any contract to which HDA is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which HDA is subject, or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

                                  ARTICLE V.
                      CONDUCT OF BUSINESS PENDING CLOSING
                          AND POST-CLOSING COVENANTS

          The Company, the Existing Shareholders and HDA each covenant with the other as follows:

          5.1.   Further Assurances.  Upon the terms and subject to the
                 ------------------
conditions contained herein, the Parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement; (B) to obtain all necessary Permits as are required to be obtained under any regulations; (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (D) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (E) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities; and (F) to fulfill all conditions to this Agreement. However, neither the Company and the Existing Shareholders nor HDA shall be obligated to bear the expense of cooperating with the other under clauses (A), (B), (C), (D), (E) or (F) unless such expense arises from an omission or misstatement or breach of another covenant herein of the Company and the Existing Shareholders on the one hand or HDA on the other.

          5.2.   No Solicitation and Confidentiality.
                 -----------------------------------
          (a) From the date hereof through the Closing or the earlier termination of this Agreement, none of the Parties nor their representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, concerning any sale of all or a portion of the Company, or of any shares of capital stock of the Company or any merger, consolidation, liquidation, dissolution or similar transaction involving the Company (each such transaction being referred to herein as a "Proposed Acquisition Transaction") other than with (i) another Party hereto and its representatives (ii) as required by law, or (iii) employees of the Company regarding such employees' possible investments in HDA. The Company shall not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction. The Company represents that it is not now engaged in discussions or negotiations with any party other than HDA with respect to any of the foregoing.

          (b) The Company will immediately notify HDA if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify HDA of the identity of the prospective purchaser or soliciting party.

          5.3.   Disclosures.  Except as required by law or occurring after the
                 -----------
Closing, none of the Parties, without the prior written consent of the other Parties, will make any press release or any similar public announcement concerning the transactions contemplated hereby.

          5.4.   Notification of Certain Matters.  From the date hereof through
                 -------------------------------
the Closing, the Company shall give prompt notice to HDA of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any Exhibit or Schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of the Company, or of any of its shareholders or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Exhibit or Schedule hereto; provided, however, that such disclosure shall not be deemed to
                 --------  -------
cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. The Company shall promptly notify HDA of any default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect the Company, its assets or its business.

          5.5.  Investigation by HDA and Its Representatives.
                --------------------------------------------

          (a) The Company shall, and shall cause its officers, directors, employees and agents, to afford HDA and its representatives access at all reasonable times to the Company's Facilities, officers, employees, agents, attorneys, accountants, properties, books and records, and contracts, and shall furnish HDA and its representatives, all financial, operating and other data and information as HDA through its respective representatives, may reasonably request, including unaudited balance sheets and the related statements of income and retained earnings for each month from the date hereof through the Closing Date within 30 calendar days after the end of each month, which financial statements shall (a) be true, correct and complete in all material respects, (b) be in accordance with the books and records of the Company and (c) accurately set forth the assets, liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with GAAP consistently applied.

          (b) HDA shall have the right, prior to the Closing, to conduct due diligence of the Owned and Leased Real Property, to confirm that all such Owned and Leased Real Property are in compliance with environmental and zoning laws and the Americans with Disabilities Act of 1990. The Company shall order, at its expense, Phase I site assessment reports for the Owned and Leased Real Property.

          5.6.  Conduct of Business.  From the date hereof through the Closing,
                -------------------
the Company shall, except as contemplated by this Agreement, or as consented to by HDA in writing, operate its businesses in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Company shall not, except as specifically contemplated by this Agreement or as consented to by HDA in writing:

          (a)   change or amend its Articles of Incorporation or Bylaws;

          (b) enter into, extend, materially modify, terminate or renew any contract or lease in excess of $5,000.00, except in the ordinary course of business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, the Company will produce, maintain and sell inventory consistent with its past practices;

          (d) incur any liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other liability;

          (e)   (i)    take any action with respect to the grant of any bonus,
     severance or termination pay (otherwise than pursuant to policies or agreements of the Company in effect on the date hereof that are described on the Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy;

                (ii) make any change in the key management structure, including, without limitation, the hiring of additional officers or the termination of existing officers;

                (iii) adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations or termination of any Employee Plan at or after Closing; or

                (iv) fail to maintain all Employee Plans in accordance with applicable Regulations;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock (other than distributions of S Corporation earnings, the Tampa building, and the leasehold improvements to the Existing Shareholders) through Closing;

          (h) fail to expend funds for budgeted capital expenditures or commitments;

          (i) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

          (j)   (i)   fail to pay its accounts payable and any debts owed or
     obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of business; or

                (ii) fail to collect its accounts receivable in the ordinary course of business;

          (k) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with past practice inoperable, worn-out or obsolete or destroyed assets;

          (l) make any loans or advances to any partnership, firm or corporation, except for expenses incurred in the ordinary course of business, any individual;

          (m) make any income tax election or settlement or compromise with tax authorities;

          (n) knowingly fail to comply with any regulations applicable to it, its assets and its business;

          (o) intentionally do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

          (p) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

          (q)   fail to use its best efforts to (i) retain its employees and
(ii) maintain its business so that such employees will remain available to it on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers and others having business dealings with it, and (iv) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date; or

          (r) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

          5.7.  Employee Plans.  After the Closing, the Company shall, (i) if
                --------------
requested by HDA, terminate its 401(k) Plan and cooperate with HDA in allowing rollover contributions by the former employees of the Company and (ii) give or cause to be given COBRA notices to the employees of the Company whose employment terminates at Closing in connection with this transaction.

                                  ARTICLE VI.
                CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
                                    BY HDA

          The obligations of HDA under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by HDA.

          6.1.  No Injunctive Proceedings.  No preliminary or permanent
                -------------------------
injunction or other order (including a temporary restraining order) of any state for federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect (provided that HDA has acted in accordance with the
                             --------
requirements of Section 5.1 hereof).

          6.2.  Representations and Warranties.  All representations and
                ------------------------------
warranties of the Company and the Existing Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date, except as otherwise contemplated by this Agreement.

          6.3.  Performance of Agreements.  The Company and the Existing
                -------------------------
Shareholders shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by it pursuant to the terms hereof on or prior to the Closing Date.

          6.4.  Compliance Certificate.  The Company and the Existing
                ----------------------
Shareholders shall have delivered to HDA or its representatives, their respective certificates, dated the Closing Date, executed on its behalf by its respective duly authorized representatives, as to the fulfillment of the conditions set forth in Sections 6.2 and 6.3 hereof.

          6.5.  Material Changes.  There shall not have been any Material
                ----------------
Adverse Effect from the date hereof to the Closing Date.

          6.6.  Opinion of Counsel.  HDA shall have received the opinion of
                ------------------
Hines & Associates, counsel for the Company and the Existing Shareholders, in the form set forth in Schedule 6.6 hereto.

          6.7.  Consents, Etc. All authorizations, consents or approvals of any
                -------------
and all third parties and governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect.

          6.8.  Ancillary Agreements. The following agreements (the "Ancillary
                --------------------
Agreements") shall have been executed and delivered by all parties thereto other than HDA: (i) an employment agreement, containing non-competition clauses, by and between HDA and Thomas Schilling, substantially in the form attached hereto as Exhibit F, (ii) the New Leases substantially in the form attached hereto as Exhibit G and (iii) an Escrow Agreement by and among HDA, the Company, Thomas Schilling and Chase Manhattan Bank and Trust Company, National Association as "Escrow Agent" substantially in the form attached hereto as Exhibit H.

          6.9. Due Diligence. HDA, together with its representatives, shall have
               -------------
completed to its full satisfaction, its due diligence investigation described in
Section 5.5(a) and (b).

          6.10. Name Change. The Company shall have delivered to HDA for filing
                -----------
post-Closing an amendment to its Articles of Incorporation to change its corporate name so as not to include the words "Tampa Brake & Supply, Co." or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public.


                                  ARTICLE VII.
         CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY THE COMPANY

          The obligations of the Company under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Company:

          7.1. No Injunctive Proceedings. No preliminary or permanent injunction
               -------------------------
or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

          7.2. Representations and Warranties. Except as otherwise contemplated
               ------------------------------
by this Agreement, all representations and warranties of HDA contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

          7.3. Performance of Agreements; Instruments of Transfer. HDA shall
               --------------------------------------------------
have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by HDA on or prior to the Closing Date and shall have tendered to the Company and the Existing Shareholders the Purchase Price, less the Escrow Amount, and documents, instruments and certificates required by Article 7 hereof.

          7.4. Compliance Certificates. HDA shall have delivered to the Company
               -----------------------
and the Existing Shareholders its certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

          7.5. Ancillary Agreements. The condition set forth in Section 6.8
               --------------------
shall be satisfied, except that such documents shall be signed by all parties other than the Existing Shareholders and/or entities controlled by them.

          7.6. Opinion of Counsel. The Company and the Existing Shareholders
               ------------------
shall have received the opinion of Bradley Arant Rose & White LLP, Alabama counsel for HDA, in the form set forth in Schedule 7.6 hereto.


                                 ARTICLE VIII.
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

          8.1. Collection of Accounts Receivable and Letters of Credit. At the
               -------------------------------------------------------
Closing, HDA will acquire hereunder the right and authority to collect all receivables, letters of credit and other items which constitute a part of the Assets, and the Company shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to HDA any letters of credit, documents, cash or checks or other consideration received on account of or otherwise relating to any such receivables, letters of credit or other items.

          8.2. Consents to Assignment. Anything in this Agreement to the
               ----------------------
contrary notwithstanding, this Agreement shall not constitute an agreement to assign any lease, contract or license, or any claim or right or any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of the Company thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that HDA would not receive all such rights. The Company will cooperate with HDA, in all reasonable respects, to provide to HDA with the benefits under any such lease, contract, license, claim or right, including, without limitation, enforcement for the benefit of HDA of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

          8.3.  Indemnification by the Company and the Existing Shareholders.
                ------------------------------------------------------------
Subject to the provisions of this Article VIII, the Company and the Existing Shareholders will jointly and severally indemnify, defend and hold HDA and its successors and assigns, (such indemnified persons are collectively hereinafter referred to as "HDA's Indemnified Persons"), harmless from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys'
fees) (collectively, "Losses") that HDA's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Company and the Existing Shareholders in this Agreement or in any Schedule hereto; (b) the breach of any warranty of the Company and the Existing Shareholders in this Agreement or any Schedule hereto,
(c) any environmental liabilities arising prior to Closing (including any environmental liabilities arising in connection with the commercial warehouse leased from Joe P. Ruthven Investments, which lease shall be assumed by HDA at the Closing), or (d) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Company and the Existing Shareholders under this Agreement or any Schedule hereto, not otherwise waived by HDA. "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

          8.4. Indemnification by HDA. Subject to the provisions of this Article
               ----------------------
VIII, HDA agrees to indemnify, defend and hold the Company and the Existing Shareholders and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as the "Company's Indemnified Persons"), harmless from and against any and all Losses that the Company's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of HDA in this Agreement or in any Schedule hereto; (b) the breach of any warranty of HDA in this Agreement or any Schedule hereto; (c) environmental liabilities arising subsequent to the Closing (other than as a result of Environmental Conditions or events prior to Closing) or (d) the nonfulfillment of any covenant, undertaking, agreement or other obligation of HDA under this Agreement or any Schedule hereto, not otherwise waived by the Company and the Existing Shareholders.

          8.5.  Survival of Representations, Warranties and Covenants.
                -----------------------------------------------------
The several representations, warranties, covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect for one (1) year thereafter; provided, however, that the representations and warranties set forth in Section 3.10 relating to tax matters and Section 3.17 relating to employee benefits matters shall survive for the length of the applicable statute of limitations.

          8.6. Threshold; Deductible. Except as provided in this Section 8.6, no
               ---------------------
HDA's Indemnified Person or Company's Indemnified Person shall be entitled to any recovery in accordance with this Article VIII unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy, breach or nonfulfillment exceeds $25,000 and then only to the extent of such excess.

          8.7. Notice and Opportunity to Defend. If a claim for Losses (a
               --------------------------------
"Claim") is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.5 and 8.6 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          8.8. Indemnification Payments. At the Closing, and for a period of one
               ------------------------
(1) year thereafter, HDA will deliver to the Escrow Agent $500,000 of the Purchase Price to serve as partial security for the indemnification obligations, if any, of the Company and the Existing Shareholders under this Agreement.

          8.9. Right to Inspect Books and Records. HDA shall provide the Company
               ----------------------------------
and the Existing Shareholders access to the books and records of the Company purchased pursuant to the terms of this Agreement (the "Books and Records") for the purpose of review and copying the same. Access shall be provided during normal business hours at HDA's Tampa, Florida location upon three (3) days written notice to HDA. HDA shall not destroy the Books and Records without first providing the Company and the Existing Shareholders thirty (30) days advance notice. The Company and the Existing Shareholders shall have the right to claim the Books and Records at any time within the notice period.

          8.10. Environmental Matters. The Company shall, at its sole cost and
                ---------------------
expense, (i) within 72 hours of the Closing, cause its environmental consultants to obtain an supplement to the Phase I Environmental Site Assessment Report which had been originally prepared for the property located at 2710 Mine & Mill Road to include the property located at 2610 Mine & Mill Road on which the commercial warehouse leased to the Company by Joe P. Ruthven Investments is located by conducting a site visit and performing a records review of the site ( the "Supplemental Phase I") and (ii) within three (3) weeks of the Closing, cause environmental consultants to conduct subsurface soil and groundwater investigation of the septic tank system of the property located at 2710 Mine & Mill Road to the reasonable satisfaction of HDA. If the results of either the Supplemental Phase I or the septic tank system investigation identify or raise the possibility of a recognized environmental condition, the Company shall address such condition or cause such condition to be remediated to the extent required by the appropriate regulatory agency or agencies to the accordance with the Environmental Law.

          8.11. Filing with State of Florida Department of Revenue. The Company
                --------------------------------------------------
shall within 15 days of the Closing, (i) file appropriate tax and other related documents with the Department of Revenue of the State of Florida (the "Department of Revenue") and (ii) pay any outstanding taxes, interest and penalties and (iii) submit to HDA the appropriate written receipt confirming the filing and the payment of the outstanding taxes, interest and penalties, if any. In the event the Department of Revenue pursues a claim against HDA relating to such filing or the failure by the Company to pay any outstanding taxes, interest or penalties, the Company shall indemnify HDA for the amount of any such claim paid to the Department of Revenue.

                                  ARTICLE IX
                                 MISCELLANEOUS

          9.1. Expenses. Except as otherwise set forth in this Agreement, each
               --------
Party shall bear its own expenses and costs incurred by it in preparing, negotiating and closing this Agreement.

          9.2. Notices. All notices, requests, demands and other communications
               -------
given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

          If to the Company or the Existing Shareholders, at

               Thomas A. Schilling
               237 Duke Simms Road
               Brandon, Florida 33511

          With a copy to:

               Hines & Associates
               315 South Hyde Park Avenue
               Tampa, Florida 33606
               Attn.:  James P. Hines, Esq.

          If to HDA:

               HDA Parts System, Inc.
               520 Lake Cook Road
               Deerfield, IL  60015
               Attn.:  John J. Greisch

          With a copy to:

               Brentwood Associates
               11150 Santa Monica Boulevard
               Suite 1200
               Los Angeles, California  90025
               Attn.:  Christopher A. Laurence

          And:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071-2007
               Attn.:  Elizabeth A. Blendell, Esq.

          All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

          9.3. Counterparts. This Agreement may be executed simultaneously in
               ------------
one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          9.4. Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

          9.5. Headings. The headings contained in this Agreement and in the
               --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6. Assignment; Amendment of Agreement. This Agreement shall be
               ----------------------------------
binding upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

          9.7. Governing Law. This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal laws of the State of Florida applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

          9.8. Further Assurances. Each Party agrees that it will execute and
               ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

          9.9. No Third-Party Rights. This Agreement is not intended, and shall
               ---------------------
not be construed, to create any rights in any parties other than the Company, HDA and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

          9.10. Non-Waiver. The failure in any one or more instances of a Party
                ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          9.11. Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.12. Incorporation of Exhibits and Schedules. The Exhibits and
                ---------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          9.13 Knowledge. As used herein, to the "knowledge" or "best knowledge"
               ---------
or similar phrase includes (i) actual knowledge of any officer, director or shareholder of the Company and any employee of the Company whose job duties include the subject matter in question and (iii) such knowledge as would have been obtained by any of the foregoing individuals after inquiring of the appropriate personnel and after conducting, or having had conducted by such appropriate personnel, a diligent search of files, computer records and other available data.

                            (Signature Page Follows)

          IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.

                                 HDA PARTS SYSTEM, INC.

                                 By  /s/ John J. Greisch
                                    --------------------------------------------
                                     John J. Greisch
                                     President and Chief Executive Officer


                                 TAMPA BRAKE & SUPPLY CO., INC.


                                 By  /s/ Thomas A. Schilling
                                    -------------------------------------------
                                     Thomas A. Schilling
                                     President

                                     /s/ Thomas A. Schilling
                                     -------------------------------------------
                                     THOMAS A. SCHILLING


                                     /S/ Linda M. Schilling
                                     -------------------------------------------
                                     LINDA M. SCHILLING

                                    ANNEX A

          "Assets" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business or in which the Company has any interest, including, without limitation, all of the rights, titles and interests of the Company in the following:

          (a)  all cash and cash equivalents;

          (b) all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses;

          (c)  all Assumed Contracts;

          (d)  all leases;

          (e)  all leasehold estates, to the extent transferable;

          (f)  all equipment;

          (g)  all inventory;

          (h) all books and records, excluding originals of the minute books and other organizational documents;

          (i) all Proprietary Rights relating to the Business, to the extent transferable;

          (j)  all Permits, to the extent transferable;

          (k)  all computers and, to the extent transferable, software;

          (l)  all insurance policies, to the extent assignable; and

          (m) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business.

          (n) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to the Company pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

          (o) all deposits and prepaid expenses of the Company;

          (p) the amount of any rebates received or receivable from Vipar by the Company from and after the Closing and the stock of Vipar owned by the Company or any amounts paid or payable by Vipar if it elects to repurchase such stock from the Company; and

          (q) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by the Company on or prior to the Closing Date.



                                      A2

                                       35